UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-21783 (Commission File Number)	77-0142404 (I.R.S. Employer Identification No.)

2125 O'Nel Drive
San Jose, CA
95131
(Address of principal executive offices) (Zip Code)
(408) 727-1885
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class COMMON STOCK, PAR VALUE $.001 PER SHARE	Trading Symbol EGHT	Name of each exchange on which registered New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 30, 2019, due to the Company’s rapid growth over the last year and its greater than anticipated future space needs, the Company entered into an assignment and assumption of the Company's previously executed lease agreement (the "Agreement") with CAP Phase I, a Delaware limited liability company (the "Landlord"), and Roku Inc., a Delaware corporation ("Roku"), whereby the Company assigned to Roku this lease that had been executed between the Company and the Landlord on January 23, 2018 (the "Lease"). Pursuant to the Agreement, the Company expects to be released from all of its obligations under the Lease and related standby letter of credit by the end of the Company’s fiscal year ending March 31, 2022 or shortly thereafter.
As previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2018, the Company leased approximately 162,000 square feet of office space in a five-story office building located at 1143 Coleman Avenue, San Jose, CA 95110 over a term of 132 months commencing on January 1, 2019 or such earlier date the Company first begins conducting business on the premises.
Pursuant to the Agreement, the Company has now assigned the Lease to Roku; however, the Company will continue to pay rent and its proportional share of certain expenses under the Lease until January 1, 2021. After that date, Roku will assume those obligations and will reimburse the Company for (i) rent actually paid to the Landlord by the Company for the period from April 1, 2020 to December 31, 2020 (estimated to be $4,750,000 less $461,496 in connection with certain tenant improvement allowances previously paid to the Company) and (ii) the Company’s share of certain expenses actually paid to the Landlord for the period from November 1, 2019 through December 31, 2020 (estimated to be $2,200,000). The Company has also agreed to pay Roku approximately $1.9 million, corresponding to the amount of its broker fee, on or around May 1, 2021. Within 100 days after January 1, 2022, the Company will be released by the Landlord from all obligations and liabilities arising under the Lease, subject to certain termination fees and conditions

Item 1.02	Termination of a Material Definitive Agreement.
The information required by Item 1.02 relating to the Agreement is contained in Item 1.01 of this Current Report and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019

8X8, INC.

By: /s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer